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                                                                    EXHIBIT 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in Form 8-K/A of our report on the consolidated financial statements of Comerica Incorporated and subsidiaries dated January 22, 2001 (except for Notes 2 and 10, as to which the date is April 27, 2001) included in its Form 8-K dated April 27, 2001 filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP






June 8, 2001
Detroit, Michigan